Warrant Purchase Agreement

Dated August 28, 2012

among

KongZhong Corporation,

Fit Run Limited

and

Nokia Growth Partners II, L.P.

Warrant Purchase Agreement, dated August 28, 2012 (this “Agreement”), among KongZhong Corporation, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), Fit Run Limited, a company incorporated under the laws of the British Virgin Islands (the “Investor”), and Nokia Growth Partners II, L.P., a Delaware limited partnership (“NGP”).

Recitals:

WHEREAS:

A.           NGP is the holder of a warrant (the “Original Warrant”) to purchase up to 80,000,000 ordinary shares of the Company, par value US$0.0000005 per share (“Ordinary Shares”);

B.           NGP desires to sell to the Investor 50% of the Original Warrant to Investor in the form of a warrant (the “Warrant”) to purchase up to 40,000,000 Ordinary Shares;

C.           The Investor desires to purchase from NGP the Warrant; and

D.           The Company consents to the transfer of the Warrant from NGP to the Investor and the issuance to NGP of its remaining portion of the Original Warrant in the form of a warrant (the “Remainder Warrant”) to purchase up to 40,000,000 Ordinary Shares.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I

Purchase; Closing

1.1         Purchase.  On the terms and subject to the conditions set forth in this Agreement, NGP agrees to sell to the Investor, and the Investor agrees to purchase from NGP, at the Closing (as hereinafter defined), the Warrant for an aggregate purchase price of US$4,000,000 (the “Purchase”). For the avoidance of doubt, except as expressly set forth in the Warrant, or this Agreement, NGP is not transferring and the Investor is not receiving any of NGP’s benefits, rights and remedies under the Note and Warrant Purchase Agreement, dated as of March 18, 2009, among the Company, Leilei Wang and NGP and the Registration Rights Agreement, dated as of March 18, 2009, between the Company and NGP.

1.2         Closing.

(a)          On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) will take place at the offices of Loeb & Loeb LLP, Suite 4301, Tower C, Beijing Yintai Center, 2 Jianguomenwai Dajie, Chaoyang District, Beijing, P.R. China, at 9:30 a.m., Beijing time, on August 28, 2012 or as soon as practicable thereafter, or at such other place, time and date as shall be agreed between the NGP and the Investor.  The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b)         Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing, NGP shall cause the Company to deliver the Warrant to the Investor, in substantially the form attached hereto as Annex A, in exchange for payment in full of the aggregate purchase price therefor by wire transfer of immediately available funds to a bank account that has been designated by NGP at least three (3) Business Days prior to the Closing Date.

(c)          The respective obligations of each of the Company, the Investor and NGP to consummate the Purchase are subject to the fulfillment (or waiver by the Company, the Investor and NGP, as applicable) prior to the Closing of the condition that (i) any approvals or authorizations of all United States of America, People’s Republic of China and other national, state, provincial, local and other governmental or regulatory authorities (collectively, “Governmental Entities”), the absence of which would reasonably be expected to make the Purchase unlawful, shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the purchase and sale of the Warrant.

(d)         The obligation of NGP to consummate the Closing is also subject to the fulfillment (or waiver by NGP) at or prior to the Closing of each of the following conditions:

(i)          The representations and warranties of the Investor set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date);

(ii)         The Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and

(iii)        The Company shall have duly executed and delivered the Remainder Warrant in substantially the form attached hereto as Annex B to NGP or its designee(s) in exchange of the Original Warrant.

(e)          The obligation of the Investor to consummate the Closing is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i)          The representations and warranties of NGP set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date);

(ii)         NGP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and

(iii)        The Company shall have duly executed and delivered the Warrant in substantially the form attached hereto as Annex A to the Investor or its designee(s).

(f)          The obligation of the Company to consummate the Closing is also subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:

(i)          The representations and warranties of the Investor and NGP set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date);

(ii)         The Investor and NGP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and

(iii)        NGP shall have tendered the Original Warrant to the Company in exchange of the Remainder Warrant in substantially the form attached hereto as Annex B.

1.3         Interpretation.  When a reference is made in this Agreement to “Recitals”, “Articles”, “Sections” or “Annexes”, such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated.  The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”.  No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.  All references to “US$” mean the lawful currency of the United States of America.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute) and to any section of any statute, rule or regulation include any successor to the section.  References to a “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the City of New York, New York, United States of America, or Beijing, People’s Republic of China generally are authorized or required by law or other governmental actions to close.

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Article II

Representations and Warranties

2.1         Representations and Warranties of NGP.  NGP represents and warrants to the Investor that as of the date hereof:

(a)          NGP is the record and beneficial owner of the Warrant. NGP has good and valid title to the Warrant and, upon the transfer of the Warrant in accordance with this Agreement, Investor will receive good and valid title to the Warrant, free and clear of all liens other than restrictions on transfer imposed by the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities or “Blue Sky” laws.

(b)          There are no options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase or sale of any of the Warrant by any person other than NGP pursuant hereto.

(c)          NGP is selling the Warrant solely for its own account and not for the account or benefit of any other person.

(d)          This Agreement has been validly authorized, executed and delivered by NGP and, assuming the due authorization, execution and delivery thereof by the Investor and the Company, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by NGP does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which NGP is a party which would prevent NGP from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which NGP is subject.

(e)          NGP is an informed and sophisticated investor, and has engaged expert advisors, experienced in transactions of the type contemplated by this Agreement. NGP further represents that it has been furnished with, and has evaluated, all information it deems necessary, desirable and appropriate to evaluate the merits and risks of the transactions contemplated herein and has received such legal and financial other advice as deemed to be necessary, desirable and appropriate to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. In evaluating the suitability of the transactions contemplated herein, NGP has not relied upon any representations or information whether oral or written made by or on behalf of the Investor other than the representations and warranties of the Investor expressly set forth in this Agreement.

(f)          NGP understands and acknowledges that, in effecting the transactions contemplated by this Agreement, the Investor will rely on the representations and warranties contained in this Section 2.1.

(g)          No investment banker, broker, finder or other intermediary is entitled to a fee or commission from NGP in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Investor. NGP acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with NGP’s own legal counsel and investment and tax advisors.

(h)          NGP is not relying on any statements or representations of the Investor or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement. NGP understands that it (and not the Investor) shall be responsible for any and all tax liabilities of NGP that may arise as a result of the transactions contemplated by this Agreement.

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2.3         Representations and Warranties of the Investor.  The Investor hereby represents and warrants to NGP that as of the date hereof:

(a)          The Investor has full legal right, power and authority to enter into and perform its obligations under this Agreement and to purchase the Warrant under this Agreement. This Agreement has been validly authorized, executed and delivered by the Investor and assuming the due authorization, execution and delivery thereof by NGP and the Company, is a valid and binding agreement of the Investor, enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Investor does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Investor is a party which would prevent the Investor from performing or materially delay or materially impair the ability of the Investor from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Investor is subject.

(b)          The Investor is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the transfer. The Investor further represents that it has been furnished with, and has evaluated, all information it deems necessary, desirable and appropriate to evaluate the merits and risks of the transactions contemplated herein and has received such legal and financial other advice as deemed to be necessary, desirable and appropriate to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

(c)          The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is not relying on any statements or representations of NGP or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

(d)          The Investor understands that it (and not NGP) shall be responsible for any and all tax liabilities of the Investor that may arise as a result of the transactions contemplated by this Agreement.

(e)          The Investor acknowledges and understands that if it decides to offer, resell, pledge or otherwise transfer the Warrant or any of the Ordinary Shares issued upon exercise of the Warrant (the “Warrant Shares”), such Warrant or Warrant Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any available other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.

Article III

Covenants

3.1         SEC Reports; NASDAQ Listing.  For so long as the Investor continues to hold the Warrant or Warrant Shares, the Company shall file with the Securities and Exchange Commission (the “Commission”) in a timely manner all reports and other documents required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For so long as the Investor continues to hold the Warrant or Warrant Shares, the Company shall use its reasonable best efforts to maintain the listing of its ADSs on the NASDAQ Stock Market.

3.2            Reservation and Issuance of Ordinary Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved ordinary shares, solely for the purpose of enabling it to issue ordinary shares upon exercise of the Warrant, the number of ordinary shares which are then issuable and deliverable upon the exercise of the Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Investor (taking into account the adjustments contained Section 10 of the Warrant). The Company covenants that all ordinary shares so issuable and deliverable shall, upon issuance and the payment of the applicable exercise price in accordance with the terms of the Warrant, be duly and validly authorized, issued and fully paid and nonassessable.

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3.3            Registration Rights. The Company agrees that, if so requested by the Investor in writing, the Company shall promptly amend or supplement the registration statement on Form F-3, as amended (File No. 333-181459) (the “Registration Statement”) and file such amendment or supplement with the Commission to include the Investor and its affiliates as a “Selling Shareholder” to allow the Investor or its affiliates to sell all or a portion of the Ordinary Shares underlying he Warrant from time to time pursuant to the Registration Statement.

3.4            Effectiveness of the Registration Statement. If so requested by the Investor, the Company shall maintain the effectiveness of the Registration Statement with the Commission until all of the Ordinary Shares underlying the Warrant have been sold by the Investor.

Article IV

Additional Agreements

4.1         Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchase as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

4.2         Conversion of Warrant Shares.  The Company shall use its reasonable best efforts to assist in a timely manner the Investor in any conversions of the Warrant Shares into ADSs.

4.3          Transfers.

(a)          The Investor shall not, without the prior written consent of the Company, directly or indirectly transfer, sell, contract to sell, assign, pledge, convey, lend, hypothecate, grant any option to purchase, purchase any option to sell, make any short sale or otherwise encumber or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) the Warrant.  Each transaction referenced in this clause is herein called a “Transfer”.  Exercise of the Warrant in accordance with the terms of the Warrant shall not be deemed a Transfer.

(b)         Notwithstanding the foregoing, Section 4.3(a) shall not prevent the Investor from transferring the Warrant, at any time, to any of its affiliates (the “Permitted Transferee”), but only if the Permitted Transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement as applicable to the Investor (including these transfer restrictions); provided further that no such Transfer shall relieve the Investor of its obligations under this Agreement.  The Investor shall provide written notice to the Company of any Transfer of the Warrant to the Permitted Transferee prior to such Transfer.

(c)          For the avoidance of doubt, without the prior written consent of the Company, neither the Investor nor the Permitted Transferee may at any time engage in any Hedging Transaction with respect to the Warrant or any of the Warrant Shares.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option, swap or other derivative transaction whether settled in cash or securities) to obtain a “short” or “put equivalent position” with respect to the Ordinary Shares.

(d)         The Warrant is, and the Warrant Shares will be when issued, restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption under the Securities Act. Accordingly, the Investor shall not, directly or through others, offer or sell the Warrant or any of the Warrant Shares except pursuant to a registration statement or an exemption from registration under the Securities Act, if available.  Prior to any Transfer of the Warrant or any of the Warrant Shares, the Investor shall notify the Company of such Transfer.  With respect to any such Transfer (other than pursuant to an effective registration statement), the Company may require the Investor to provide, prior to such Transfer, such evidence that the Transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request.  The Company may impose stop-transfer instructions with respect to any securities that are to be transferred in contravention of this Agreement.

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4.7         CFC.  The Company shall make due inquiry with its tax advisors on an annual basis regarding the Company’s status as a CFC and regarding whether any portion of the Company’s income is “subpart F income” (as defined in Section 952 of the Code).  No later than one hundred and twenty (120) calendar days following the end of a taxable year in which the Company becomes a CFC, the Company shall inform the Investor of its status as a CFC.

4.8         Public Announcements.   No press release or other public announcement in respect of this Agreement or the transactions contemplated hereby that includes the name of the Investor or NGP shall be issued or made by the Company or its affiliates without the consent of the Investor and NGP (which consent shall not be unreasonably withheld, conditioned or delayed), except for any such press release or other public announcement as the Company may determine in good faith is required to be issued or made by it or any of its affiliates by applicable law, in which case the Company, shall use its commercially reasonable efforts to allow the Investor and NGP reasonable time under the circumstances to comment on such press release or other public announcement in advance of such issuance or making.

Article V

Miscellaneous

5.1         Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)         by either the Investor or NGP if the Closing shall not have occurred by the thirtieth calendar day following the date of this Agreement;  provided, however, that in the event the Closing has not occurred by such thirtieth calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such thirtieth calendar day and not be under any obligation to extend the term of this Agreement; provided, further, that the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such thirtieth calendar day;

(b)         by either the Investor or NGP in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c)         by the mutual written consent of the Investor and NGP.

In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto, except that nothing herein shall relieve either party from liability for any breach of this Agreement.

5.2         Amendment.  No amendment of any provision of this Agreement will be effective unless made in writing and signed by a duly authorized officer or representative of each party hereto.

5.3         Waiver of Conditions.  The conditions to the party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable laws.  No waiver will be effective unless it is in a writing signed by a duly authorized officer or representative of the waiving party that makes express reference to the provision or provisions subject to such waiver.

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5.4         Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.5         Governing Law; Submission to Jurisdiction, Etc.

(a)         This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

(b)         Each of the parties hereto agrees all disputes arising among the parties in connection with this Agreement, or the breach, termination, interpretation or validity thereof, shall be finally settled by the Hong Kong International Arbitration Centre (the “HKIAC”) pursuant to UNCITRAL Rules with NGP, on the one hand, being entitled to designate one arbitrator, and with the Investor, on the other hand, being entitled to designate one arbitrator, while the third arbitrator will be selected by the Company. If any party fails to designate its arbitrator within twenty (20) calendar days after the designation of the first of the three arbitrators, the HKIAC shall have the authority to designate any person whose interests are neutral to the parties as the second of the three arbitrators.  The arbitration shall be conducted in English.  To the extent consistent with UNCITRAL rules, each of the parties hereto shall cooperate with the others in provision of information during any discovery process relating to arbitrations in connection with this Agreement.  The parties hereto further agree that, to the extent consistent with UNCITRAL rules, the parties shall be entitled to seek temporary and permanent injunctive relief from the arbitrators without the necessity of proving actual damages and without posting a bond or other security.

(c)         Each of the parties hereto agrees that notice may be served upon such party at the address and in the manner set forth for such party in Section 5.6.

(d)         To the extent permitted by applicable laws, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby or thereby.

5.6         Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next-day courier service.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(A) If to NGP:

Nokia Growth Partners II, L.P.
c/o N.G. Partners II, L.L.C., its general partner
425 Broadway St.
Redwood City, CA 94063
United States of America
Attention: John Gardner
Facsimile: (+1-650) 462-7252

with a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
1200 Seaport Boulevard
Redwood City, CA 94063
United States of America
Attention: Brian C. Patterson
Facsimile: (+1-650) 321-2800

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(B) If to the Company:

KongZhong Corporation
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing 100044
People’s Republic of China
Attention: Chief Financial Officer
Facsimile: (+86-10) 8857-5891

with a copy to:

Sullivan & Cromwell
28th Floor
Nine Queen’s Road Central
Hong Kong
Attention: William Y. Chua
Facsimile: (+852) 2826-1773

(C) If to the Investor:

Fit Run Limited
Suite 1502, Tower D
Building 1, Yong He Plaza
28 An Ding Men Dong Da Jie
Dongcheng District
Beijing 100007, P.R. China
Attention: Jun Han
Facsmile: (+86-10) 6567-3316
with a copy to:

Loeb & Loeb LLP
Suite 4301, Tower C
Beijing Yintai Center
2 Jianguomenwai Dajie, Chaoyang District
Beijing 100022
People’s Republic of China
Attention: Roger Peng
Facsimile: (+86-10) 5954-3501

5.7         Entire Agreement, Etc.  This Agreement (including the Annexes hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

5.8         Definitions of “Subsidiary”, “affiliate” and “person”.  (a)        Unless otherwise stated, when a reference is made in this Agreement to a Subsidiary of a person, the term “Subsidiary” means those entities of which such person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.

(b)         The term “affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

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(c)         The term “person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Entities or other entity.

5.9         Assignment.  Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) an assignment by the Investor in accordance with Section 4.3(b) hereof.

5.10       Severability.  If any provision of this Agreement or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.11       No Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company, NGP and the Investor (and the Permitted Transferee or other transferee to which an assignment is made in accordance with this Agreement), any benefits, rights, or remedies.

5.12       Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

*           *           *

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In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

KONGZHONG CORPORATION

By:	/s/ Leilei Wang
	Name:	Leilei Wang
	Title:	CEO of the Company

NOKIA GROWTH PARTNERS II, L.P.

By:	N.G. Partners II, L.L.C.
/s/ John Gardner
	Name:	John Gardner
	Title:	Managing Member

FIT RUN LIMITED

By:	/s/ Jun Han
	Name:	Jun Han
	Title:	Sole Director

ANNEX A

FORM OF WARRANT

ANNEX B

FORM OF REMAINDER WARRANT